UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

BROAD STREET REALTY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09043	36-3361229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive, Suite 450
Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 828-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2025, Jeffrey H. Foster informed the board of directors (the “Board”) of Broad Street Realty, Inc. (the “Company”) of his resignation as a member of the Board, effective immediately. Mr. Foster also served as a member and the Chair of the Audit Committee of the Board (the “Audit Committee”) and a member of the Compensation Committee of the Board. Mr. Foster’s resignation was not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

In accordance with the Company's Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, the Board has reduced the number of directors of the Company from seven members to six members.

On September 3, 2025, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Jeffery C. Walraven as the Chair of the Audit Committee, effective immediately, to serve until his resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY, INC.

Date:	September 3, 2025	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby Chief Executive Officer